UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 26, 2013

Skilled Healthcare Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33459	20-3934755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

27442 Portola Parkway, Suite 200 Foothill Ranch, CA	92610
(Address of Principal Executive Offices)	(Zip Code)
(949) 282-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information set forth in Item 2.03 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On December 26, 2013, certain subsidiaries of Skilled Healthcare Group, Inc. (the “Company”) entered into two credit and security agreements (collectively, the “Credit Agreements”) and related documentation with MidCap Financial, LLC and certain of its affiliates.  The Credit Agreements consist of a $5 million revolving loan facility, of which $5 million was outstanding on December 26, 2013, and $62 million of funded term loans as of December 26, 2013.  Each of the Credit Agreements is secured by the real and personal property comprising ten of the Company’s affiliated skilled nursing facilities and the Credit Agreements are fully cross collateralized and cross defaulted.
The Credit Agreement relating to the term loan (the “Term Loan Credit Agreement”) requires monthly principal payments based on the principal component of a mortgage-style amortization schedule assuming a fixed interest rate equal to 6.70% per annum and 300 equal monthly payments. In addition, the Term Loan Credit Agreement requires additional principal payments in the following amounts: (a) $250,000 on each of July 1, 2014 and October 1, 2014, (b) $375,000 on each of January 1, 2015, April 1, 2015, July 1, 2015 and October 1, 2015, and (c) $500,000 on January 1, 2016 and the first day of each quarter thereafter until paid in full.  The balance of the term loan is due December 26, 2016.
The Credit Agreement relating to the revolving loan (the “Revolving Loan Credit Agreement”) matures on December 26, 2016 and the full balance of the revolving loan must be paid at that time.  In addition, the revolving loan balance must be reduced if the outstanding principal amount is less than the Borrowing Base (which is 85% of eligible receivables less reserves established by the agent under the Revolving Loan Credit Agreement).
The loans under the Credit Agreements bear interest at the London Interbank Offered Rate (“LIBOR”) plus 5.95% (with a LIBOR floor of 0.75%). The related financing documents contain customary origination and agency fees and an exit fee of 1.0% during the first 18 full calendar months, which reduces after the first 18 full calendar months to 0.75% and after the first full 24 calendar months such that the exit fee after the first 24 full calendar months is 0.50%.
The loans are subject to customary representations, warranties and ongoing covenants and agreements with respect to the operation of the collateral facilities, including the provision for certain reserve accounts with respect to those facilities. The net loan proceeds, after fees and expenses and required tax and insurance reserves, were used to pay down outstanding term debt in the Company's senior secured credit facility.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreements, copies of which will be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKILLED HEALTHCARE GROUP, INC.

Date: December 31, 2013	/s/ Roland Rapp
Roland Rapp
Chief Administrative Officer, General Counsel and Secretary

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